ADDITION TO THE PRIVATE INSTRUMENT OF PURCHASE AND SALE AND OTHER AGREEMENTS

By the present private instrument, the parts, on a side,

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IBR INDÚSTRIA BRASILEIRA DE RESINAS LTDA., society limited, head office at Via da Penetração IV, Area of Light and Medium Industries, Lot 25, Industrial Center of Aratu, municipal district of Simões Filho, State of Bahia, registered at CNPJ under nr. 02.392,616/0001-80, in this act represented in the form of yours social contract by Mr. HILTON BARBOSA LIMA, below qualified ("IBR")

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Mr. HILTON BARBOSA LIMA, Brazilian, single, company’s administrator, ID nr. 05.350.515-08 SSP/BA, registered at CPF/MF under the nr. 893.463.195-34, resident and domiciled at the Princesa Leopoldina Avenue, nr. 9, apartº 503, Edfº Cidade of Belém, Barra, ZIP CODE 40.150-080.

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Mr. THIAGO BARBOSA LIMA, Brazilian, single, entrepreneur, ID nr. 09.462.794-03 SSP/BA, registered at CPF/MF under the nr. 809-566.965-20, resident and domiciled at the Lake Jackson Street, house 210, in Salvador-BA city, ZIP CODE 41.810-150

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HBL PARTICIPAÇÕES E EMPREENDIMENTOS LTDA., society limited with head office at the Alfazema Street, nr. 761, Ed. Iguatemi Business & FI, Room 501, Caminho das Árvores, ZIP CODE: 41.820-710, municipal district of Salvador, State of Bahia, registered at CNPJ under nr. 07.758.920/0001-12, in this act represented in the form of it social contract by Mr. HILTON BARBOSA LIMA, above qualified.

(HILTON BARBOSA LIMA, THIAGO BARBOSA LIMA and HBL PARTICIPAÇÕES E EMPREENDIMENTOS LTDA., henceforth designated, together, SHAREHOLDES, individually, SHAREHOLDER)

(SHAREHOLDERS and IBR henceforth designated simply, together, SALESPERSONS and, separately, SALESPERSON)

and, by other side

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COMANCHE DO BRASIL PARTICIPAÇÕES LTDA., society limited entrepreneur, with headquarter in the capital of the State of Sao Paulo, in the Alameda Campinas, 463, 7° floor, registered at CNPJ under the nr. 07.751.535/0001-43, in this instrument represented by its Director, Mr. Ivo Tolesano Júnior, Brazilian, married, company’s administrator, ID no. 5.255.932 SSP/SP, registered at CPF/MF under the nr. 579.584.918-91, resident and domiciled in the capital of the State of Sao Paulo, at the Funchal street, nr. 375, 8th floor, room 81, henceforth simply designated "BUYER";

(SALESPERSONS and BUYER designated, together, as Parts and, individually, as Part)

PRELIMINARY CONSIDERATIONS

CONSIDERING THAT:

I. IBR is the owner or holder of rights active, immobile, equipments, contracts, technological collection, know-how and other goods related to the production activity, storage and biodiesel transport, described and characterized in the form no exhausting in the Annex A to the present, and it can become, between this date and the Closing Date, owner or holder of new contracts or assets related to the biodiesel (the "Assets", and such activity "Business of Biodiesel") production.

II. SHAREHOLDERS are titular and legitimate proprietors of the totality of the representative shares of 100% (a hundred percent) of the social capital of IBR, shares these free from any onus, obligations, duties, responsibilities or disputes before third party (the "Shares").

III. IBR administers other managed above the Business of Biodiesel, and possesses other related assets directly to these other businesses ("Other Businesses"), which the parts agree that won't be part of the acquisition of shares or of assets contemplated in the Contract of Purchase and Sale of Shares and Other Agreements, celebrated among the parts in November 9th, 2006 (“CCV”)

IV. Observed the established conditions in CCV, the BUYER wants to acquire of the SHAREHOLDERS the Shares or the Assets, there included the technological collection and the know-now applied to the production of Bíodisel, and the SHAREHOLDERS want to alienate them, except the assets related to the other Businesses, which should not be part of the patrimony of IBR, in the date of the shares acquisition, if these is the form of consummation of the transaction, or they won't be part of the group of assets, if these is the form of consummation of the transaction contemplated in the CCV.

THE PARTS DECIDE to celebrate the present Addition to the Private Instrument of Purchase and Sale and Other Agreements ("Addition") which will make an addition to the CCV, to adjust the terms and conditions for the acquisition by the BUYER of the Shares or the Assets from the SHAREHOLDERS, according to the terms and conditions below:

1.	Add the clause 2.4 to the CCV, which will have the following wording:

"In case the consummation of the transaction occurs by the form of acquisition of assets, the parts agree that the assets described in the Annex 4.1 (I) of this Contract won't be included in the group of assets to be alienated to the BUYER, not being necessary that such assets are included in the capital reduction mentioned in the clause 2.2 (II) above”.

2.	To alter the Clause 3.4 of CCV, that will have the following wording:

“The Parts agree that the Shareholders, in the case of sale of the Shares, or IBR, in the case of the sale of the assets, will remain (i) responsible by the debts discriminated in the item "bills to pay" and (ii) titular of the credits described in the item "bills to receive", of the patrimonial balance of ÍBR, especially lifted up for the purposes of this Clause"

3.	Add the item 3.4 to the clause 3.4 of the CCV, that will have the following wording:

 "The SALESPERSONS should accomplish their best efforts to give up to any third party, in expressed conditions and previously accept for the BUYER, all the rights and existent obligations under the initials "bills to pay" and "bills to receive", that are susceptible to be given in, according to the Clause 3.4 above.”

4.	Add the item 3.4.2 to the Clause 3.4 of the CCV, that will have the following wording:

“In the case of transaction consummation, in case values exist enrolled in the initials of "bills to pay "and "bills to receive", select according to this Clause 3.4, the difference between (i) the total value of the initials "bills to pay”, will be able to, as criteria of the BUYER, to be abated of the Acquisition Price, if the result of the subtraction became positive, or it can be added to the Acquisition Price, if the result of the subtraction became negative, altering, this way, the portion of the Acquisition Price described in the item3.2 (ii) (a)”.

5.	Add the Clause 3.7 of the CCV, that will have the following wording;

“The property enrolled in the registration 1.797 of the First Occupation of the Registration of Properties of the municipal district of Simões Filho, in the State of Bahia, of property of IBR, should be dismembered, in 6 (six) lots, according to descriptive map that constitutes the Annex 3.7 to the present Contract. After the dismemberment above mentioned and after the Closing Date, should stay in the patrimony of IBR just the lots of numbers 1 (one) and 2 (two), which totalize an area of 30.463,88 m2 (thirty thousand, four hundred and sixty three square meters and eighty eight tenth), being the lots remainder be transferred to the SALESPERSONS, or to whom these come to indicate. In case the transaction is rendered, the transfers of the properties above mentioned should occur immediately after the dismemberment, being that the IBR initial patrimonial balance after the Closing Date no longer should count the lots 3 (three), 4 (four), 5 (five) and 6 (six), which will be of property of the SALESPERSONS, after the Closing Date”.

6.	Add the item 3.7.1 to the Clause 3.7 of the CCV, that will have the following wording:

“The referred dismemberment should be properly contemplated in the IBR patrimonial balance, and the lots 1 (one) and 2 (two) should make accounts by 50% (fifty percent) of the total value of the property, before the dismemberment, and the sum of the other lots should make accounts, where of right, for the remaining 50% (fifty percent)”.

7.	Add the subheading “l” to the clause 4.1 of the CCV, that will have the following wording:

"The SHAREHOLDERS commit to do with that, previously to the Closing Date, in the case of the consummation of the transaction becomes to occur by the form of acquisition of Shares, IBR should have alienated definitively, for any third party, by the market value, the assets of IBR not related to the Business of Biodiesel, as well as the stock, according to the assets listed in Annex 4.1 (i) to this Contract, containing the totality of the assets that cannot belong to the IBA patrimony in the Closing Date”.

8.	Add the subheading “m” to the clause 4.1 of the CCV, that will have the following wording:

 “The SALESPERSONS commit to obtain from the Pólo Química Ltda., society registered at CNPJ under nr. 02.519.586/0001-20, with head office at the Via de Penetração IV, nr. 720, CIA, municipal district of Simões Filho, state of Bahia, ZIP CODE 43.700-000, the agreement for remove the equipments and other movable goods owned by the same, actually located in the lot 2 (two) of the IBR property, which will be transferred for other place different from the lots 1 (one) and 2 (two) that will be part of the IBR immobilized asset after the Closing Date, being this transfer operation to be done under exclusive responsibility of the Pólo Química and of the SALESPERSONS. The BUYER agrees in arching with the costs of transfer of Pólo Chemistry's plant and the respective reinstallation in the suitable place indicated by the SALESPERSONS until the global total limit of R$ 300.000,00 (three hundred thousand real), to be properly proved by the SALESPERSONS or by the Pólo Química, according to the case. The period for this transfer will be of 90 (ninety) days, delayable for more 90 (ninety) days”.

9.	Add the subheading ”o” to the clause 5.1 of the CCV, that will have the following wording:

 “Corporate Participations. The IBR doesn't have, in the Closing Date, any corporate participation in the (Poliaminas), or any other society”.

10.	Add the item 7.1.1 to the Clause 7.1 of the CCV, that will have the following wording:

“The responsibility of the SALESPERSONS described in the item 7.1 above extends to all and any obligations, debts or contingencies related to eventual subsidiaries or corporate participations stopped by IBR previously to the Closing Date”.

11.	Alter the Clause 9.1 of the CCV, that will have the following wording:

"This Contract goes into effect in this date, and it will remain in total effect until the date in that occur first any of the following events (the "Period of Validity"); (i) the effectivation of the operation here contemplated at the Closing Date or (ii) the non execution of the Conditions of Closing, in a satisfactory way, by a BUYER criteria, until April 9th, 2007”.

12.	The dispositions of CCV not expressly altered in this Addition stay valid under the same terms and conditions that were awake originally.

13.	The present Addition doesn’t represent renouncement of none of the Parts to none of the rights and obligations to them inherent due to the Contract.

In this case, for being fair and contracted, the parts sign the present instrument in 03 (three) copies, of equal form and content, in the presence of the two witnesses below.

     São Paulo, March 13th, 2007.

SALESPERSONS:

IBR Indústria Brasileira de Resinas Ltda. p, Hilton Barbosa Lima	HÍLTON BARBOSA LIMA

HBL Participações e Empreendimentos Ltda. p. Hilton Barbosa Lima	THIAGO BARBOSA LIMA

BUYER:

COMANCHE PARTICIPAÇÕES DO BRASIL LTDA p. Ivo Tolesano Junior

Witness: